UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2010 (September 29, 2010)

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-34892	27-2377517
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into Material Definitive Agreement.

Underwriting Agreement

On September 29, 2010, Rhino Resource Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Rhino GP LLC (the “General Partner”), Rhino Energy LLC (the “OLLC” and together with the Partnership and the General Partner, the “Partnership Parties”) and Raymond James & Associates, Inc., as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 3,244,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $20.500 per Common Unit ($19.116 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 486,600 Common Units (the “Optional Units”) to cover over-allotments, if any, on the same terms.  The material terms of the Offering are described in the prospectus, dated September 29, 2010 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on September 30, 2010 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-166550), initially filed by the Partnership on May 5, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on October 5, 2010. The Partnership will receive proceeds from the Offering (net of underwriting discounts and after deducting estimated offering expenses) of approximately $59.0 million (the “Net Proceeds”). As described in the Prospectus, the Partnership will use the Net Proceeds and the GP Contribution (defined below) to repay indebtedness outstanding under the OLLC’s credit agreement (the “Credit Agreement”).  The Partnership will use the net proceeds of the sale of Optional Units, if any, to reimburse affiliates of its sponsor, Wexford Capital LP (“Wexford Capital”), for expenses incurred with respect to the assets contributed to the Partnership in connection with the Offering.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters may from time to time in the future provide investment banking and financial advisory and other financial services in the ordinary course of their business for the Partnership and its affiliates for which they may receive customary advisory or transaction fees, as applicable, plus out-of-pocket expenses. Affiliates of Raymond James & Associates, Inc. and RBC Capital Markets Corporation are lenders under the Credit Agreement, and will receive their pro rata portion of the Net Proceeds and the GP Contribution (defined below) through the repayment of borrowings they have extended under the Credit Agreement. Upon application of the Net Proceeds and the GP Contribution, there will be approximately $32.7 million of indebtedness outstanding under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement (defined below)  provided below under Item 2.01 is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Commitment Agreement

On September 29, 2010, the General Partner entered into an Equity Commitment Agreement (the “Commitment Agreement”), of which the Partnership is a third party beneficiary, with CD Holding Company, LLC, Jacobs Holdings LLC, Robert H. Holtz, Mark D. Zand, Jay L. Maymudes, Arthur H. Amron, Kenneth A. Rubin, Frederick B. Simon, Kitty Capital LLC, John V. Doyle and John C. Sites, Jr. (the “GP Owners”), providing that the GP Owners make capital contributions, in the aggregate, in the amount of approximately $10.4 million (the “GP

Contribution”)  to the General Partner immediately prior to the consummation of the transactions contemplated by the Contribution Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Commitment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8 K and incorporated in this Item 1.01 by reference.

Rhino Long-Term Incentive Plan

On September 29, 2010, the board of directors of the General Partner adopted the Rhino Long-Term Incentive Plan. (the “LTIP”), effective as of September 30, 2010. Awards under the LTIP are available for employees, consultants and directors of the General Partner and affiliates who perform services for the Partnership. The LTIP allows for awards of restricted units, unit options, unit appreciation rights, phantom units, unit payments, other equity-based awards and performance awards. Distribution equivalent rights may be granted in tandem with phantom units. The LTIP limits the number of units that may be delivered pursuant to awards to 10% of the outstanding Common Units and subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) on the effective date of the Offering. Common Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The LTIP will be administered by the board of directors of the General Partner or a committee thereof.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

ITEM 2.01   Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On September 29, 2010, in connection with the Offering, the Partnership Parties entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Rhino Energy Holdings LLC (“Holdings”); Artis Investors LLC, Solitair LLC, Valentis Investors LLC, Taurus Investors LLC, Callidus Investors LLC, Wexford Spectrum Fund, L.P., Wexford Spectrum Fund Liquidating LLC, Wexford Offshore CAM Preferred Corp., Wexford Offshore CAM Common Corp., Wexford Partners Investment Co. LLC and Peter Savitz (collectively, the “Rhino Owners”); and Wexford Capital, providing for the following transfers and distributions, among other transactions, to occur in a series of steps outlined in the Contribution Agreement at or prior to closing of the Offering:

•                  the Rhino Owners will contribute the OLLC to Holdings, and Holdings will in turn will contribute the OLLC to the Partnership;

•                  the Partnership will issue to Holdings 9,153,000 Common Units, 12,397,000 Subordinated Units and the right to receive Optional Units to the extent the Underwriters do not exercise the Option in full (i.e., the Deferred Issuance and Distribution, as defined in the Contribution Agreement);

•                  the General Partner will the GP Contribution to the Partnership in exchange for maintaining its 2.0% general partner interest in the Partnership; and

•                  the Partnership will issue to the General Partner the incentive distribution rights as an incentive fee.

Holdings and the Partnership Parties are and, upon consummation of the transactions contemplated by the Contribution Agreement, will be owned, directly or indirectly, by affiliates or principals of Wexford Capital (“Wexford”). As a result, certain individuals, including officers and directors of the General Partner, serve as officers, managers and/or directors of more than one of such entities. Upon consummation of the transactions contemplated by the Contribution Agreement and the Offering, Wexford will own all of the interests in the Partnership, other than units awarded under the LTIP to officers, employees and directors who are not principals of Wexford, Common Units issued to the public in the Offering and, if the Option is exercised, the Optional Units issued to the public.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances of Common Units and Subordinated Units by the Partnership in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

Each of such Subordinated Units will convert into one Common Unit at the end of the subordination period. Unless earlier terminated pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the subordination period will extend until the first day of any quarter beginning after September 30, 2013 that the Partnership meets the financial tests set forth in the Partnership Agreement, but may end sooner if the Partnership meets additional financial tests. The description of the subordination period contained in the section entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions — Subordination Period” of the Prospectus is incorporated herein by reference.

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; appointment of certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2010, the board of directors of the General Partner (the “Board”) elected each of Messrs. Mark L. Plaumann, Douglas Lambert and James F. Tompkins as directors of the General Partner, effective immediately.  Upon becoming directors, each of Messrs. Plaumann, Lambert and Tompkins became members of the audit and conflicts committees of the Board.

ITEM 7.01.   Regulation FD Disclosure.

On September 29, 2010, the Partnership issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated September 29, 2010, by and among Rhino GP LLC, Rhino Resource Partners LP, Rhino Energy LLC and Raymond James & Associates, Inc. as the representative of the several underwriters named therein

10.1

Contribution, Assignment and Assumption Agreement, dated as of September 29, 2010, by and among Rhino GP LLC, Rhino Resource Partners LP, Rhino Energy LLC, Rhino Energy Holdings LLC, Artis Investors LLC, Solitair LLC, Valentis Investors LLC, Taurus Investors LLC, Callidus Investors LLC, Wexford Spectrum Fund, L.P., Wexford Spectrum Fund Liquidating LLC, Wexford Offshore CAM Preferred Corp., Wexford Offshore CAM Common Corp., Wexford Partners Investment Co. LLC, Peter Savitz and Wexford Capital LP

10.2

Equity Commitment Agreement, dated September 29, 2010, by and among Rhino GP LLC, CD Holding Company, LLC, Jacobs Holdings LLC, Robert H. Holtz, Mark D. Zand, Jay L. Maymudes, Arthur H. Amron, Kenneth A. Rubin, Frederick B. Simon, Kitty Capital LLC, John V. Doyle and John C. Sites, Jr.

10.3	Rhino Long-Term Incentive Plan, effective as of September 30, 2010

99.1	Press Release dated September 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC,
Its General Partner
Dated: October 1, 2010
	By:	/s/ Joseph R. Miller
	Name:	Joseph R. Miller
	Title:	Vice President, Secretary and General Counsel

EXHIBIT INDEX

1.1

Underwriting Agreement, dated September 29, 2010, by and among Rhino GP LLC, Rhino Resource Partners LP, Rhino Energy LLC and Raymond James & Associates, Inc. as the representative of the several underwriters named therein

10.1

Contribution, Assignment and Assumption Agreement, dated as of September 29 2010, by and among Rhino GP LLC, Rhino Resource Partners LP, Rhino Energy LLC, Rhino Energy Holdings LLC, Artis Investors LLC, Solitair LLC, Valentis Investors LLC, Taurus Investors LLC, Callidus Investors LLC, Wexford Spectrum Fund, L.P., Wexford Spectrum Fund Liquidating LLC, Wexford Offshore CAM Preferred Corp., Wexford Offshore CAM Common Corp., Wexford Partners Investment Co. LLC, Peter Savitz and Wexford Capital LP

10.2

Equity Commitment Agreement, dated September 29, 2010, by and among Rhino GP LLC, CD Holding Company, LLC, Jacobs Holdings LLC, Robert H. Holtz, Mark D. Zand, Jay L. Maymudes, Arthur H. Amron, Kenneth A. Rubin, Frederick B. Simon, Kitty Capital LLC, John V. Doyle and John C. Sites, Jr.

10.3	Rhino Long-Term Incentive Plan, effective as of September 30, 2010

99.1	Press Release dated September 29, 2010